UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: +1 (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 27 , 2012, NeoPhotonics Corporation (the “Company”) entered into a share purchase agreement (the “Purchase Agreement”) with Open Joint Stock Company “RUSNANO”, an entity organized under the laws of the Russian Federation (“Rusnano”), pursuant to which the Company agreed to sell and issue an aggregate of 4,972,905 shares of common stock (the “Shares”) at a purchase price of $8.00 per share for aggregate gross proceeds of approximately $39,783,240 (the “Private Placement”). The closing of the Private Placement occurred on April 27, 2012 (the “Closing Date”). Immediately after the closing of the Private Placement, Rusnano owned approximately 16.7% of the issued and outstanding common stock of the Company. The Purchase Agreement includes representations, warranties and covenants customary for a transaction of this type. No underwriting discounts or commissions were paid in this transaction.

In connection with the Private Placement, the Company entered into a rights agreement (the “Rights Agreement”), dated April 27, 2012, with Rusnano. Pursuant to the Rights Agreement, and subject to the terms and conditions therein, the Company has agreed to, among other matters: (i) file one or more registration statements covering the resale of shares of common stock of the Company held by Rusnano prior to the expiration of a lock-up agreement (the “Filing Date”) between the Company and Rusnano (as described below), (ii) grant piggyback registration rights to Rusnano for shares of common stock of the Company held by Rusnano following the Filing Date in the event the Company proposes to register shares in an underwritten offering, (iii) grant Rusnano the right to designate one nominee for the Company’s Board of Directors, (v) grant Rusnano a right of first offer to purchase its pro rata share of all equity securities (subject to customary exceptions set forth therein) that the Company may propose to sell and issue after the date of the Rights Agreement, and (v) use at least $30,000,000 of the proceeds from the Private Placement to establish a wholly-owned subsidiary and facility in the Russian Federation for the manufacturing of certain of the Company’s products (the “Performance Covenant”). The Rights Agreement also provides that, in the event the Company fails to perform certain covenants set forth therein by July 31, 2014 (subject to extension to March 31, 2015, as set forth therein), including and related to the Performance Covenant, the Company will pay Rusnano a cash amount equal to $5,000,000 (the “Penalty Payment”). The Penalty Payment constitutes the sole and exclusive remedy for damages and monetary relief available to Rusnano as a result of the Company’s breach of these specific covenants, subject to the exceptions set forth therein.

The Company and Rusnano also entered into a lock-up agreement, dated April 27, 2012 (the “Lock-Up Agreement”), in connection with the Private Placement. The Lock-Up Agreement provides that Rusnano will not, for a period of two years from the closing of the Private Placement, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of or enter into any transaction or device which is designed to, or would reasonably be expected to, result in the disposition by Rusnano at any time in the future of any shares of common stock or securities convertible into or exchangeable for common stock of the Company or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of common stock of the Company. The Lock-Up Agreement will automatically terminate prior to the two-year period upon the earlier to occur, if any, of: (1) the date on which a third party, together with its affiliates (collectively, a “Major Investor”), acquires a number of shares of common stock and/or securities of the Company convertible into or exchangeable for common stock such that such Major Investor’s beneficial ownership percentage of the Company’s outstanding shares of common stock is equal to or greater than twenty-five percent (25%), (2) the closing of the sale of all or substantially all of the Company’s assets, (3) the closing of a merger, consolidation or similar transaction involving the Company unless immediately following the consummation of such transaction the stockholders of the Company immediately prior to the consummation of such transaction continue to hold more than fifty percent (50%) of all of the outstanding common stock or other securities entitled to vote for the election of directors of the surviving or resulting entity in such transaction, and (4) the date on which any person or entity or “group” (as such term is used in Section 13 of the Securities Exchange Act of 1934, as amended), directly or indirectly, beneficially owns fifty percent (50%) or more of the total outstanding voting power of the Company’s capital stock.

The securities sold have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The issuance was made in reliance on Rule 506 promulgated under the Securities Act and was made without general solicitation or advertising. Rusnano represented that it is an accredited investor with access to information about the Company sufficient to evaluate the investment and that the securities were being acquired without a view to distribution or resale in violation of the Securities Act. A Form D filing will be made in accordance with the requirements of Regulation D.

The foregoing descriptions of the Purchase Agreement, the Rights Agreement and the Lock-Up Agreement are summaries of the material terms of such agreements and documents, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Rights Agreement which are filed as Exhibit 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d) Election of Director.

In connection with the Private Placement, Rusnano has been granted the right to designate one nominee to the Company’s Board of Directors (the “Board”), subject to the terms and conditions set forth in the Rights Agreement. Such nominee must (1) be qualified and suitable to serve as a member of the Board under all applicable corporate governance policies or guidelines of the Company and the Board and applicable legal, regulatory and stock market requirements, and (2) be reasonably acceptable to a majority of the other members of the Board and the Company’s independent auditors (collectively, the “Board Qualifications”). Rusnano has designated Sergey Polikarpov, a Managing Director of Rusnano, as its nominee to the Board.

After determining that Mr. Polikarpov has met each of the Board Qualifications, the Company’s Board appointed Sergey Polikarpov to the Board effective as of the Closing Date, to serve as a Class I director with a term to expire at the Company’s 2014 Annual Meeting of Stockholders or until such time as his successor is duly elected and qualified, or until the earlier of his death, resignation or removal. Mr. Polikarpov will receive compensation for his service as a director in accordance with the Company’s compensation policies for non-employee directors, which are described under the caption “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 24, 2012. Pursuant to the Company’s Non-Employee Director Compensation Policy, effective upon his appointment to the Board, Mr. Polikarpov will receive an initial option grant to purchase that number of shares of the Company’s common stock equal to (1) $100,000 divided by (2) the fair market value of a share of the Company’s common stock on the date of such grant, which shall vest ratably over 48 months, subject to Mr. Polikarpov’s continued service. Additionally, for so long as Mr. Polikarpov remains on the Board, he will be entitled to the additional compensation provided to non-employee directors under the Non-Employee Director Compensation Policy.

The Company intends to enter into its standard form of indemnification agreement with Mr. Polikarpov (the “Indemnity Agreement”). The Indemnity Agreement provides, among other things, that the Company will indemnify Mr. Polikarpov, under the circumstances and to the extent provided for therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his service to the Company as a director, and otherwise to the fullest extent under applicable law.

(e) Amended Severance Arrangements with Certain Officers.

On April 30, 2012, the Company entered into updated severance arrangements with four of its executive officers, as described below. The Company entered into these arrangements in light of the affected executives’ increase in geographic duties related to the Company’s undertakings to build a manufacturing plant and create substantial new operations in Russia, pursuant to the transaction described in Item 1.01 above. The updated agreements also served a purpose of making the arrangements between these executives more consistent with each other.

The descriptions of the severance agreements provided below are qualified in their entirety by reference to the actual agreements, which will be filed as exhibits to our Quarterly Report on Form 10-Q for the period ending March 31, 2012.

Timothy S. Jenks

On April 30, 2012, the Company entered into an amendment to its severance rights agreement with Timothy S. Jenks, its President and Chief Executive Officer, dated as of April 13, 2010. The amendment provides that upon an Involuntary Termination (as defined in the severance rights agreement) of Mr. Jenks’ employment, subject to his execution of a binding release of claims, Mr. Jenks would receive the following severance benefits: (1) a lump sum severance payment equal to (A) 24 months of his base salary and (B) 100% of his target bonus for the year of termination; (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Mr. Jenks’ outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service with the Company over the 18 month period following termination.

The amendment also provides that upon an Involuntary Termination of Mr. Jenks’ employment within 12 months following a Change of Control (as defined in the severance rights agreement) and subject to his execution of a binding release of claims, Mr. Jenks would receive the following severance benefits: (1) a lump sump severance payment equal to (A) 24 months of his base salary and (B) 200% of his target bonus for the year of termination; and (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment. In addition, Mr. Jenks’ severance rights agreement, as amended by the amendment, continues to provide that upon a Change of Control, and subject to his execution of a binding release of claims, the vesting of all of Mr. Jenks’ outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate in full.

Finally, the amendment provides for a supplemental cash payment, in addition to any death benefits payable under the Company’s life insurance policies, in the event that Mr. Jenks’ employment terminates due to his death while he is outside of his country of residence (for any reason), if necessary to provide for total death benefits equal to two times his then-current base salary.

James D. Fay

On April 30, 2012, the Company entered into an amendment to its severance rights agreement with James D. Fay, its Vice President and Chief Financial Officer, dated as of April 13, 2010. The amendment provides that upon an Involuntary Termination (as defined in the severance rights agreement) of Mr. Fay’s employment, subject to his execution of a binding release of claims, Mr. Fay would receive the following severance benefits: (1) a lump sum severance payment equal to (A) 24 months of his base salary and (B) 100% of his target bonus for the year of termination; (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Mr. Fay’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service with the Company over the 18 month period following termination.

The amendment also provides that upon an Involuntary Termination of Mr. Fay’s employment within 12 months following a Change of Control (as defined in the severance rights agreement) and subject to his execution of a binding release of claims, Mr. Fay would receive the following severance benefits: (1) a lump sump severance payment equal to (A) 24 months of his base salary and (B) 200% of his target bonus for the year of termination; (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Mr. Fay’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service with the Company over the 36 month period following termination.

The amendment also provides that in the event of a Change of Control in which the acquirer does not assume Mr. Fay’s outstanding and unvested equity awards, the vesting of all of Mr. Fay’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service with the Company over the 18 month period following the closing of the Change in Control transaction.

Finally, the amendment provides for a supplemental cash payment, in addition to any death benefits payable under the Company’s life insurance policies, in the event that Mr. Fay’s employment terminates due to his death while he is outside of his country of residence (for any reason), if necessary to provide for total death benefits equal to two times his then-current base salary.

Dr. Wupen Yuen

On April 30, 2012, the Company entered into an amendment to its severance rights agreement with Dr. Wupen Yuen, its Vice President of Product Development and Engineering, dated as of April 13, 2010. The amendment provides that upon an Involuntary Termination (as defined in the severance rights agreement) of Dr. Yuen’s employment, subject to his execution of a binding release of claims, Dr. Yuen would receive the following severance benefits: (1) a lump sum severance payment equal to 24 months of his base salary; (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment and (3) the vesting of all of Mr. Yuen’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service with the Company over the 18 month period following termination.

The amendment also provides that upon an Involuntary Termination of Dr. Yuen’s employment within 12 months following a Change of Control (as defined in the severance rights agreement) and subject to his execution of a binding release of claims, Dr. Yuen would receive the following severance benefits: (1) a lump sum severance payment equal to (A) to 24 months of his base salary and (B) 200% of his target bonus for the year of termination; (2) paid premiums for continued health insurance coverage for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Dr. Yuen’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service with the Company over the 24 month period following termination.

The amendment also provides that in the event of a Change of Control in which the acquirer does not assume Dr. Yuen’s outstanding and unvested equity awards, the vesting of all of Dr. Yuen’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service with the Company over the 18 month period following the closing of the Change in Control transaction.

Finally, the amendment provides for a supplemental cash payment, in addition to any death benefits payable under the Company’s life insurance policies, in the event that Dr. Yuen’s employment terminates due to his death while he is outside of his country of residence (for any reason), if necessary to provide for total death benefits equal to two times his then-current base salary.

Dr. Raymond Cheung

On April 30, 2012, the Company entered into a new severance rights agreement with Dr. Raymond Cheung, its Vice President and Chief Operating Officer. The agreement provides that upon an Involuntary Termination (as defined in the agreement) of

Dr. Cheung’s employment, subject to his execution of a binding release of claims, Dr. Cheung would receive the following severance benefits: (1) the greater of (A) a lump sum severance payment equal to 24 months of his base salary or (B) cash severance benefits payable to Dr. Cheung under applicable laws and regulations where Dr. Cheung provides services to the Company; (2) reimbursement of health insurance premiums for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Dr. Cheung’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service with the Company over the 18 month period following termination.

The agreement also provides that upon an Involuntary Termination of Dr. Cheung’s employment or upon a successor failing to assume our obligations under the severance rights agreement, in either case within 12 months following a Change of Control (as defined in the agreement) and subject to his execution of a binding release of claims, Dr. Cheung would receive the following severance benefits: (1) the greater of (A) a lump sum severance payment equal to (x) 24 months of his base salary and (y) 200% of his target bonus for the year of termination or (B) cash severance benefits payable to Dr. Cheung under applicable laws and regulations where Dr. Cheung provides services to the Company; (2) reimbursement of health insurance premiums for him and his eligible dependents for up to the first 24 months following termination of employment; and (3) the vesting of all of Dr. Cheung’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service with the Company over the 24 months period following termination.

The agreement also provides that in the event of a Change of Control in which the acquirer does not assume Dr. Cheung’s outstanding and unvested equity awards, the vesting of all of Dr. Cheung’s outstanding equity awards (and the rate of lapsing of any repurchase rights applicable to shares received under such awards) will accelerate as to the number of shares that would have vested subject to continued service with the Company over the 18 month period following the closing of the Change in Control transaction.

Finally, the agreement provides for a supplemental cash payment, in addition to any death benefits payable under the Company’s life insurance policies, in the event that Dr. Cheung’s employment terminates due to his death while he is outside of his country of residence (for any reason), if necessary to provide for total death benefits equal to two times his then-current base salary.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

10.1	Share Purchase Agreement, dated April 27, 2012 by and between the Company and Open Joint Stock Company “RUSNANO”.

10.2	Rights Agreement, dated April 27, 2012 by and between the Company and Open Joint Stock Company “RUSNANO”.

10.3	Lock-Up Agreement, dated April 27, 2012 by and between the Company and Open Joint Stock Company “RUSNANO”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2012	NEOPHOTONICS CORPORATION

	By:	/s/ James D. Fay
James D. Fay
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Share Purchase Agreement, dated April 27, 2012 by and between the Company and Open Joint Stock Company “RUSNANO”.

10.2	Rights Agreement, dated April 27, 2012 by and between the Company and Open Joint Stock Company “RUSNANO”.

10.3	Lock-Up Agreement, dated April 27, 2012 by and between the Company and Open Joint Stock Company “RUSNANO”.